Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 28, 2024, relating to the consolidated financial statements of Intellinetics, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ GBQ Partners, LLC

GBQ Partners, LLC

Columbus, Ohio

March 21, 2025